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May 21, 2005

Mr. Anthony Solch, Audit Committee Chair
Mr. Andrew Brown, Chairman of the Board, President and Chief Executive Officer Mr. Ron Munkittrick, Chief Financial Officer
Ramp Corporation
22 Maiden Lane, New York, NY 10038


Dear Messrs. Soich, Brown and Munkittrick

This is to confirm that the client-auditor relationship between Ramp Corporation (Commission File Number 0-24768) and BDO Seldman, LLP has ceased due to our resignation. The resignation does not terminate our obligation under the Private Securities Litigation Reform Act of 1995 to evaluate your response to the allegations currently under investigation. We will provide that evaluation shortly.

Our reports on our audits for the years ended December 31, 2004 and 2003 should no longer be relied upon.

Sincerely,

/s/ BDO Seldman, LLP

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C. 20549
     Also via fax 202-942-9656